CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment to Registration Statement No. 333- 250130 on Form N-2 of our report dated June 26, 2020, relating to the financial statements and financial highlights of Global Capital Opportunities, L.P. appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Financial Statements" in the Statement of Additional Information, which is part of such Registration Statement.

Deloitte & Touche LLP

Costa Mesa, California

March 26, 2021